UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2022
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$$0.01 Par Value Class A common stock	CVLG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, the Board of Directors (the “Board”) of Covenant Logistics Group, Inc. (the “Company”) promoted James “Tripp” Grant to Executive Vice President and Chief Financial Officer and Joey Ballard to Executive Vice President, People and Safety. Mr. Grant will serve as our principal financial officer, as well as our principal accounting officer. Joey Hogan will continue to serve as our President but will no longer serve as our principal financial officer.

In association with his promotion, the Compensation Committee of the Board (the “Compensation Committee”) increased Mr. Grant’s annualized base salary from $218,920 to $305,000 and increased his bonus target under the 2022 Senior Executive Bonus Program from 40% to 60% of year-end annualized base salary.

The following is biographical information for Mr. Grant and Ms. Ballard:

James “Tripp” S. Grant, 43, has been our Executive Vice President and Chief Financial Officer since May 2022. Mr. Grant joined the Company as the Corporate Controller in July 2019 and was promoted to Chief Accounting Officer in September 2020.  Mr. Grant has served as the Company’s principal accounting officer since August 2019. Previously, Mr. Grant worked at Chattem, Inc., from August 2007 to June 2019, during which time he served in the following roles: Director, Corporate Projects, Corporate Controller and Assistant Controller.  Prior to Chattem, Mr. Grant served as a Senior Internal Auditor at Electric Power Board of Chattanooga, an electric power distribution and telecommunications company from January 2006 to August 2007, and a Senior Accountant at Neal, Scouten & McConnell, P.C. from August 2002 to January 2006.

Joey Ballard, 47, has been our Executive Vice President, People and Safety since May 2022. Ms. Ballard was promoted to SVP of Talent Management in April 2019. Ms. Ballard joined the Company in July 2018 following the acquisition of Landair and previously was the Senior Director of Talent Management at Landair. Prior to joining the Company, Ms. Ballard served in various roles at Landair since 1999. Ms. Ballard is a board member of Greeneville Community Hospital (Ballard Health) and actively involved in other community organizations.

A copy of the press release announcing the promotions is attached to this report as Exhibit 99.1.

In February 2022, the Company acquired AAT Carriers, Inc. (“AAT”), a carrier specializing in highly regulated, time-sensitive loads for the U.S. Government. To incentivize certain members of management, including David Parker, Joey Hogan, Paul Bunn, Sam Hough, and Mr. Grant, to achieve certain financial goals related to AAT, the Compensation Committee has approved the AAT Bonus Plan. Achievement under the AAT Bonus Plan is based on three AAT EBITDA targets, one of which has a measurement period of March 1, 2022 to February 28, 2023 and two of which have a measurement period of March 1, 2023 to February 28, 2024 (collectively, the “EBITDA Targets”). Under the AAT Bonus Plan, Messrs. Parker and Hogan may earn a cash bonus of up to $250,000 and Messrs. Hough and Grant may earn a cash bonus of up to $100,000, subject to achievement of the EBITDA Targets. Also, Mr. Bunn received 18,042 shares of restricted Class A common stock, subject to vesting based on achievement of the EBITDA Targets. For each EBITDA Target achieved, Messrs. Parker, Hogan, Hough, and Grant will earn one-third of their potential cash bonus and Mr. Bunn will earn one-third of his restricted stock. Any cash or restricted stock earned as a result of meeting a performance-vesting goal will be subject to an additional retention requirement and will vest on the first anniversary of the performance-vesting date. Awards under the AAT Bonus Plan are subject to customary termination, forfeiture, and acceleration provisions.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on Wednesday May 18, 2022. Three proposals were voted on at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 19, 2022. The final results for the votes regarding each proposal are set forth below.

1. The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Robert E. Bosworth	13,666,451	340,409	3,311,961
Dr. Benjamin S. Carson, Sr.	13,928,181	78,679	3,311,961
D. Michael Kramer	13,882,606	124,254	3,311,961
Bradley A. Moline	12,250,560	1,756,300	3,311,961
David R. Parker	13,760,348	246,512	3,311,961
Rachel Parker-Hatchett	13,607,719	399,141	3,311,961
Herbert J. Schmidt	13,575,550	431,310	3,311,961
W. Miller Welborn	13,764,777	242,083	3,311,961

2. The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,478,495	2,514,393	13,972	3,311,961

3. The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,308,352	7,835	2,634	—

Item 7.01	Regulation FD Disclosure.

On May 18, 2022, our Board approved a stock repurchase authorization for the purchase of up to $75 million of the Company’s Class A common stock. This authorization follows the recent completion of the previously announced $30 million 10b5-1 repurchase plan. The stock repurchase authorization does not obligate the Company to repurchase any specific number of shares and the Company may suspend or terminate the authorization at any time without prior notice.

We have agreed to sell a California terminal. The transaction is expected to close within 60 days, subject to customary conditions. We expect to record a pretax gain on sale of property of approximately $45 million. We expect to relocate personnel and equipment to other locations and lower our operating expenses associated with Southern California by approximately $500,000 annually with no disruption in service.

A copy of the press release announcing the stock repurchase authorization and terminal sale is attached to this report as Exhibit 99.1.

Item 8.01	Other Events.

On May 18, 2022, our Board declared a quarterly cash dividend of $0.0625 per share of Class A and Class B common stock. The quarterly cash dividend is pursuant to a quarterly cash dividend program previously approved our Board. The dividend is payable to stockholders of record on June 3, 2022 and is expected to be paid on June 24, 2022.

A copy of the press release announcing the declaration of dividends is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	Covenant Logistics Group, Inc. press release announcing new $75 million stock repurchase authorization, agreement to sell excess real estate, and management promotions
	104	Cover Page Interactive Data File

The information contained in Items 7.01 and, with respect to the stock repurchase authorization and terminal sale described therein, 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Items 5.02, 5.07, 7.01, 8.01, and 9.01 of this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: May 19, 2022	By:	/s/ Joey B. Hogan
Joey B. Hogan
President